Exhibit 99.1
Thoughtworks Reports First Quarter 2023 Financial Results
•First quarter revenues of $307.1 million
•First quarter operating cash flow of $33.0 million and free cash flow of $31.4 million
•47 new clients in the first quarter
•Bookings of $1.5 billion for the trailing twelve months ended March 31, 2023
•Provides updated guidance for the full year and second quarter of 2023
CHICAGO, IL., (May 9, 2023) – Thoughtworks Holding, Inc. (NASDAQ: TWKS) ("Thoughtworks" or the "Company"), a leading global technology consultancy, today reported results for the first quarter of 2023 and provided an updated financial outlook for the full year and second quarter of 2023.
Guo Xiao, Thoughtworks' Chief Executive Officer, said, "I am pleased to report good results in our first quarter 2023. We delivered revenue of $307.1 million in the first quarter of 2023, $3.1 million better than the midpoint of our guidance. In the quarter, we contracted with 47 new clients and we now have 39 clients with revenues greater than $10 million on a trailing twelve month basis, a 25.8% increase year-over-year. Additionally, we mark a big milestone this week as Thoughtworks turns 30 years old. Our services have helped to transform industries, create new opportunities, and make people's lives better, and that's something to celebrate."
First quarter 2023 summary

	Three Months Ended March 31,
$ in millions, except per share data	2023	2022	Change	% Change(1)
GAAP Metrics:
Revenues(2)	$307.1	$320.9	$(13.8)	(4.3)%
Gross Profit	$97.5	$71.2	$26.3	36.9%
Gross Margin	31.8%	22.2%	9.6%
SG&A	$86.3	$104.8	$(18.5)	(17.7)%
SG&A Margin	28.1%	32.6%	(4.5)%
Stock-based compensation	$17.7	$100.2	$(82.5)	(82.3)%
Net loss	$(8.1)	$(43.6)	$35.5
Net loss margin	(2.6)%	(13.6)%	11.0%
Diluted loss per share	$(0.03)	$(0.14)	$0.11
Cash flow from operations	$33.0	$(6.1)	$39.1
Non-GAAP Metrics(3):
Revenue Growth Rate at constant currency(4)	(0.9)%	38.2%
Adjusted Gross Profit	$111.8	$146.2	$(34.4)	(23.5)%
Adjusted Gross Margin	36.4%	45.6%	(9.2)%
Adjusted SG&A	$77.2	$72.4	$4.8	6.6%
Adjusted SG&A Margin	25.1%	22.6%	2.5%
Adjusted Net Income	$10.1	$44.0	$(33.9)	(77.0)%

	Three Months Ended March 31,
$ in millions, except per share data	2023	2022	Change	% Change(1)
Adjusted EBITDA	$34.9	$72.9	$(38.0)	(52.1)%
Adjusted EBITDA Margin	11.4%	22.7%	(11.3)%
Adjusted Diluted EPS	$0.03	$0.13	$(0.10)	(76.9)%
Free Cash Flow	$31.4	$(11.2)	$42.6
(1) Percentage change for net loss, diluted loss per share, cash flow from operations and free cash flow were excluded as they were determined to be not meaningful due to a loss or negative position in one or both periods.
(2) Acquisitions completed in the last twelve months contributed approximately 3% to revenue growth in the quarter.
(3) See “Non-GAAP financial measures” for how we define these measures and the financial tables that accompany this release for reconciliation of these measures to the closest comparable GAAP measures.
(4) Revenue Growth Rate at Constant Currency is calculated by translating the current period revenues into U.S. dollars at the weighted average exchange rates of the prior period of comparison; therefore the weighted average rates used in each respective calculation are not consistent. The change in revenue growth rate at constant currency was excluded, as it was determined to be not meaningful.
Bookings
Our overall bookings for the trailing twelve months ended March 31, 2023 was flat year-over-year at $1.5 billion and increased sequentially from $1.4 billion. For the trailing twelve months ended March 31, 2023, we had 38 clients with bookings greater than $10 million compared to 42 clients for the trailing twelve months ended March 31, 2022.
Revenue growth by customer location

Three Months Ended March 31, 2023
North America	(7.9)%
APAC	(2.0)%
Europe	0.1%
LATAM	(16.8)%
Revenue growth by industry vertical

Three Months Ended March 31, 2023
Technology and business services	(13.1)%
Energy, public and health services	9.0%
Retail and consumer	(23.3)%
Financial services and insurance	(5.7)%
Automotive, travel and transportation	21.9%
Liquidity
We continue to have good liquidity. We had cash and cash equivalents of $109.3 million as of March 31, 2023, which reflects a voluntary prepayment of $100.0 million in February 2023, along with $300.0 million of borrowing capacity under our revolving credit line. Our total debt outstanding, before deferred financing fees, was $300.7 million at March 31, 2023.
Financial outlook
Thoughtworks provides the following outlook for the second quarter and full year 2023:
Second quarter
Thoughtworks expects the following for the second quarter:
•Revenues in the range of $300 million to $304 million, reflecting year-over-year decline of (10)% to (9)%; or (9)% to (8)% in constant currency. Acquisitions, including those completed during 2023, are expected to contribute approximately 2% to year-over-year revenue growth;
•Adjusted EBITDA Margin in the range of 15.0% to 16.0%;
•Adjusted Diluted EPS in the range of $0.03 to $0.04, assuming a weighted average of 329 million diluted outstanding shares; and
•Stock-based compensation expense of $18 million.
Full year
Thoughtworks now expects the following for the full year:
•Revenues in the range of $1,261 million to $1,287 million, reflecting year-over-year decline of (3)% to (1)%; or (3)% to (1)% in constant currency. Acquisitions, including those completed during 2023, are expected to contribute approximately 2% to year-over-year revenue growth;
•Adjusted EBITDA Margin in the range of 17.0% to 18.0%;
•Adjusted Diluted EPS in the range of $0.31 to $0.34, assuming a weighted average of 333 million diluted outstanding shares; and
•Stock-based compensation expense of $76 million.
Conference call information
Thoughtworks will host a conference call and webcast at 8:00 a.m. Eastern Time on Tuesday, May 9, 2023, to discuss our financial results. To access the conference call and webcast and the accompanying slide presentation, which has additional information regarding Thoughtworks' operating results, you can visit our investor relations website at https://investors.thoughtworks.com. A replay of the webcast will be made available on our investor relations website at https://investors.thoughtworks.com. Information on Thoughtworks' website is not part of this press release.
About Thoughtworks
Thoughtworks is a global technology consultancy that integrates strategy, design and engineering to drive digital innovation. We are over 11,500 Thoughtworkers strong across 51 offices in 18 countries. For almost 30 years, we've delivered extraordinary impact together with our clients by helping them solve complex business problems with technology as the differentiator.
Investor contact:
Thoughtworks Holding, Inc.
Rob Muller: investor-relations@thoughtworks.com

Press contact:
Thoughtworks Holding, Inc.
Linda Horiuchi: linda.horiuchi@thoughtworks.com
Thoughtworks uses and intends to continue to use our investor relations website at https://investors.thoughtworks.com and social media, @thoughtworks on Twitter and LinkedIn, as a means of publicly disclosing material information and for complying with our disclosure obligations under Regulation Fair Disclosure. Investors should monitor these channels in addition to following the Company’s press releases, SEC filings, public conference calls and webcasts.
Forward-looking statements
This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. In some cases, you can identify these forward-looking statements by the use of terms such as "expect," "will," "continue," or similar expressions, and variations or negatives of these words, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements represent our management's beliefs and assumptions only as of the date of this press release. You should read this press release with the understanding that our actual future results may be materially different from what we expect. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, which include but are not limited to: the statements under "Financial outlook," including expectations relating to revenues and other financial or business metrics; statements regarding relationships with clients and business momentum; and any other statements of expectation or belief. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Such risk factors include, but are not limited to, those related to: the effects of competition on the future business of Thoughtworks; uncertainty regarding the demand for and market utilization of our services; the ability to maintain or acquire new client relationships; general business and economic conditions (including such conditions related to inflation and foreign currency exchange rates); the current and future impact of the COVID-19 pandemic on Thoughtworks' business and industry; and our ability to successfully execute our growth strategy and strategic plans. For additional information concerning these and other risks and uncertainties, please see Thoughtworks' latest Annual Report on Form 10-K, latest Quarterly Report on Form 10-Q, and other filings and reports that Thoughtworks may file from time to time. Except as required by law, Thoughtworks assumes no obligation, and does not intend, to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.
Non-GAAP financial measures
Certain financial metrics contained in this press release are considered non-GAAP financial measures. Definitions of and the related reconciliations for these non-GAAP financial measures can be found below. We use these non-GAAP measures in conjunction with traditional GAAP measures to evaluate our financial performance. We believe that these non-GAAP measures provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations. However, non-GAAP measures have limitations as analytical tools, and you should not consider these measures in isolation or as substitutes for analysis of our financial results as reported under GAAP. For example, many of the non-GAAP financial measures used herein exclude stock-based compensation expense, which has recently been, and will continue to be for the foreseeable future, a significant recurring non-cash expense for our business and an important part of our compensation strategy.

Certain non-GAAP measures related to our financial outlook included in this press release and the associated webcast were not reconciled to the comparable GAAP financial measures because the GAAP measures are not assessable on a forward-looking basis. The Company is unable to reconcile these forward-looking non-GAAP financial measures to the most directly comparable GAAP measures without unreasonable efforts because the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. Such items may include stock-based compensation, acquisitions, income tax effects of adjustments and other items. The unavailable information could have a significant impact on the Company's GAAP financial results. Based on the foregoing, the Company believes that providing estimates of the amounts that would be required to reconcile the range of the non-GAAP measures to forecasted GAAP measures would imply a degree of precision that would be confusing or misleading to investors for the reasons identified above.
Revenue Growth Rate and Revenue Growth Rate at constant currency
Certain of our subsidiaries use functional currencies other than the U.S. dollar and the translation of these foreign currency amounts into U.S. dollars can impact the comparability of our revenues between periods. Accordingly, we use Revenue Growth Rate at constant currency as an important indicator of our underlying performance. Revenue Growth Rate at constant currency is calculated by applying the average exchange rates in effect during the earlier comparative fiscal period to the later fiscal period.
Adjusted Gross Profit and Adjusted Gross Margin
We define gross profit as total revenues less cost of revenues. We define Adjusted Gross Profit as gross profit excluding stock-based compensation expense, employer payroll related expense on employee equity incentive plan and depreciation expense. We calculate Adjusted Gross Margin by dividing Adjusted Gross Profit by total revenues. Our management uses Adjusted Gross Profit to assess overall performance and profitability, without regard to the aforementioned adjustments, which are unrelated to our ongoing revenue-generating operations. We also believe this information will be useful for investors to facilitate comparisons of our operating performance and better identify trends in our business.
Adjusted SG&A and Adjusted SG&A Margin
We define Adjusted SG&A as selling, general and administrative expense excluding stock-based compensation expense, acquisition costs, certain professional fees that are considered unrelated to our ongoing revenue-generating operations and employer payroll related expense on employee equity incentive plan. We calculate Adjusted SG&A Margin by dividing Adjusted SG&A by total revenues.
Our management uses Adjusted SG&A and Adjusted SG&A Margin to assess our overall performance, without regard to items such as stock-based compensation expense and other items that are considered to be unique or non-recurring in nature or otherwise unrelated to our ongoing revenue-generating operations. We also believe this information will be useful for investors to facilitate comparisons of our operating performance and better identify trends in our business.
Adjusted Net Income and Adjusted Diluted EPS
We define Adjusted Net Income as net loss adjusted for unrealized gain on foreign currency exchange, stock-based compensation expense, amortization of acquisition-related intangibles, acquisition costs, certain professional fees that are considered unrelated to our ongoing revenue-generating operations, employer payroll related expense on employee equity incentive plan and income tax effects of adjustments.

We define Adjusted Diluted EPS as diluted loss per share, with the numerator adjusted for the aforementioned adjustments to Adjusted Net Income. In other words, the numerator for Adjusted Diluted EPS utilizes Adjusted Net Income. We calculate Adjusted Diluted EPS by dividing Adjusted Net Income by diluted weighted average shares outstanding.
Our management uses Adjusted Net Income and Adjusted Diluted EPS to assess our overall performance, without regard to items that are considered to be unique or non-recurring in nature or otherwise unrelated to our ongoing revenue-generating operations, net of the income tax effects of adjustments.
Our management uses Adjusted Net Income for planning purposes, including the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. We also believe this information will be useful for investors to facilitate comparisons of our operating performance and better identify trends in our business.
Adjusted EBITDA and Adjusted EBITDA Margin
We define Adjusted EBITDA as net loss adjusted to exclude income tax expense; interest expense; other expense (income), net; unrealized gain on foreign currency exchange; stock-based compensation expense; depreciation and amortization expense; acquisition costs; certain professional fees that are considered unrelated to our ongoing revenue generating operations; and employer payroll related expense on employee equity incentive plan. We calculate Adjusted EBITDA Margin by dividing Adjusted EBITDA by total revenues.
Adjusted EBITDA and Adjusted EBITDA Margin are widely used by investors and securities analysts to measure a company's operating performance without regard to the aforementioned adjustments that can vary substantially from company to company depending upon their financing, capital structures, and the method by which assets were acquired or costs that are unique or non-recurring in nature or otherwise unrelated to our ongoing revenue-generating operations.
Our management uses Adjusted EBITDA and Adjusted EBITDA Margin for planning purposes, including the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. We also believe this information will be useful for investors to facilitate comparisons of our operating performance and better identify trends in our business.
Free Cash Flow
We define Free Cash Flow as net cash provided by operating activities less cash used for purchases of property and equipment. We believe that Free Cash Flow is a useful indicator of liquidity for investors and is used by our management as it measures our ability to generate cash, or our need to access additional sources of cash, to fund operations and investments. There are a number of limitations related to the use of free cash flow as compared to net cash from operating activities, including that Free Cash Flow includes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made.

THOUGHTWORKS HOLDING, INC.
CONDENSED CONSOLIDATED STATEMENTS OF LOSS AND COMPREHENSIVE LOSS
(In thousands, except share and per share data)
(unaudited)

	Three months ended March 31,
	2023	2022
Revenues	$307,056	$320,940
Operating expenses:
Cost of revenues	209,522	249,765
Selling, general and administrative expenses	86,340	104,765
Depreciation and amortization	5,542	5,846
Total operating expenses	301,404	360,376
Income (loss) from operations	5,652	(39,436)
Other (expense) income:
Interest expense	(6,862)	(4,647)
Net realized and unrealized foreign currency gain (loss)	1,185	4,738
Other (expense) income, net	(723)	88
Total other income (expense)	(6,400)	179
Income (loss) before income taxes	(748)	(39,257)
Income tax expense	7,359	4,328
Net income (loss)	$(8,107)	$(43,585)

Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	242	(5,471)
Comprehensive loss	$(7,865)	$(49,056)

Net loss per common share:
Basic loss per common share	$(0.03)	$(0.14)
Diluted loss per common share	$(0.03)	$(0.14)

Weighted average shares outstanding:
Basic	316,451,601	306,189,816
Diluted	316,451,601	306,189,816

Stock-based compensation expense included in the condensed consolidated statements of loss and comprehensive loss was as follows:

	Three months ended March 31,
	2023	2022
Cost of revenues	$10,530	$69,909
Selling, general and administrative expenses	7,149	30,274
Total stock-based compensation expense	$17,679	$100,183

THOUGHTWORKS HOLDING, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	March 31, 2023	December 31, 2022
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$109,268	$194,294
Trade receivables, net of allowance of $6,715 and $9,531, respectively	146,322	201,695
Unbilled receivables	146,831	122,499
Prepaid expenses and other current assets	36,879	38,202
Total current assets	439,300	556,690
Property and equipment, net	35,460	38,798
Right-of-use assets	45,571	43,123
Intangibles and other assets:
Goodwill	420,394	405,017
Trademark	273,000	273,000
Customer relationships, net	124,167	124,047
Other non-current assets	22,805	21,175
Total assets	$1,360,697	$1,461,850
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$7,320	$5,248
Long-term debt - current	7,150	7,150
Income taxes payable	21,128	22,781
Accrued compensation	73,536	85,477
Deferred revenue	6,180	5,167
Value-added tax and sales tax payable	5,460	7,526
Accrued expenses	27,848	30,227
Lease liabilities, current	16,502	15,994
Total current liabilities	165,124	179,570
Lease liabilities, non-current	31,533	29,885
Long-term debt, less current portion	291,053	391,856
Deferred tax liabilities	61,204	62,555
Other long-term liabilities	23,926	19,762
Total liabilities	572,840	683,628
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.001 par value; 100,000,000 shares authorized, zero issued and outstanding at March 31, 2023 and December 31, 2022, respectively	—	—
Common stock, $0.001 par value; 1,000,000,000 shares authorized, 367,496,570 and 366,306,970 issued, 316,884,385 and 315,681,987 outstanding at March 31, 2023 and December 31, 2022, respectively	367	366
Treasury stock, 50,612,185 and 50,624,983 shares at March 31, 2023 and December 31, 2022, respectively	(624,775)	(624,934)
Additional paid-in capital	1,582,854	1,565,514
Accumulated other comprehensive loss	(38,968)	(39,210)
Retained deficit	(131,621)	(123,514)
Total stockholders' equity	787,857	778,222
Total liabilities and stockholders' equity	$1,360,697	$1,461,850

THOUGHTWORKS HOLDING, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(In thousands)

	Three months ended March 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(8,107)	$(43,585)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization expense	9,089	8,582
Bad debt expense (recovery)	1,452	(100)
Deferred income tax benefit	(4,485)	(2,434)
Stock-based compensation expense	17,679	100,183
Unrealized foreign currency exchange gain	(948)	(5,640)
Non-cash lease expense on right-of-use assets	4,525	4,153
Other operating activities, net	1,413	314
Changes in operating assets and liabilities:
Trade receivables	56,674	(1,130)
Unbilled receivables	(23,238)	(35,314)
Prepaid expenses and other assets	(1,393)	(4,962)
Lease liabilities	(4,705)	(2,358)
Accounts payable	1,975	1,613
Accrued expenses and other liabilities	(16,884)	(25,417)
Net cash provided by (used in) operating activities	33,047	(6,095)
Cash flows from investing activities:
Purchase of property and equipment	(1,657)	(5,134)
Proceeds from disposal of fixed assets	91	136
Acquisitions, net of cash acquired	(15,989)	—
Net cash used in investing activities	(17,555)	(4,998)
Cash flows from financing activities:
Payments of obligations of long-term debt	(101,788)	(1,788)
Payments of debt issuance costs	(99)	—
Proceeds from issuance of common stock on exercise of options, net of employee tax withholding	2,169	704
Withholding taxes paid on tender offer	—	(15,469)
Withholding taxes paid on dividends previously declared	—	(5,903)
Withholding taxes paid related to net share settlement of equity awards	(2,348)	(7,307)
Other financing activities, net	25	(29)
Net cash used in financing activities	(102,041)	(29,792)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	1,548	182
Net decrease in cash, cash equivalents and restricted cash	(85,001)	(40,703)
Cash, cash equivalents and restricted cash at beginning of the period	195,564	394,942
Cash, cash equivalents and restricted cash at end of the period	$110,563	$354,239

Supplemental disclosure of cash flow information:
Interest paid	$6,645	$4,355
Income taxes paid	$6,856	$2,383

Supplemental disclosures of non-cash financing activities:
Withholding taxes payable included within accrued expenses	$—	$4,575
Withholding taxes payable included within accrued compensation	$—	$21,930
Option costs receivable included within other current assets	$—	$635

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$109,268	$339,638
Restricted cash included in other current assets	—	13,376
Restricted cash included in other non-current assets	1,295	1,225
Total cash, cash equivalents and restricted cash	$110,563	$354,239

THOUGHTWORKS HOLDING, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages, share and per share data)
(unaudited)

	Three months ended March 31,
	2023	2022
Net loss	$(8,107)	$(43,585)
Unrealized foreign exchange gain	(948)	(5,640)
Stock-based compensation	17,679	100,183
Amortization of acquisition-related intangibles	3,591	2,992
Acquisition costs (a)	1,706	20
Certain professional fees (b)	225	803
Employer payroll related expense on employee equity incentive plan (c)	242	3,622
Income tax effects of adjustments (d)	(4,321)	(14,403)
Adjusted Net Income	$10,067	$43,992

GAAP diluted weighted average common shares outstanding	316,451,601	306,189,816
Employee stock options, RSUs and PSUs	14,830,984	22,971,397
Adjusted diluted weighted average common shares outstanding	331,282,585	329,161,213
GAAP diluted loss per share	$(0.03)	$(0.14)
Adjusted Diluted EPS	$0.03	$0.13

	Three months ended March 31,
	2023	2022
Net loss	$(8,107)	$(43,585)
Income tax expense	7,359	4,328
Interest expense	6,862	4,647
Other expense (income), net (e)	793	(88)
Unrealized foreign exchange gain	(948)	(5,640)
Stock-based compensation	17,679	100,183
Depreciation and amortization	9,089	8,582
Acquisition costs (a)	1,706	20
Certain professional fees (b)	225	803
Employer payroll related expense on employee equity incentive plan (c)	242	3,622
Adjusted EBITDA	$34,900	$72,872
Net loss margin	(2.6)%	(13.6)%
Adjusted EBITDA Margin	11.4%	22.7%

THOUGHTWORKS HOLDING, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages, share and per share data)
(unaudited)

	Three months ended March 31,
	2023	2022
Gross profit, GAAP	$97,534	$71,175
Stock-based compensation	10,530	69,909
Employer payroll related expense on employee equity incentive plan (c)	186	2,376
Depreciation expense	3,547	2,736
Adjusted Gross Profit	$111,797	$146,196
Gross margin, GAAP	31.8%	22.2%
Adjusted Gross Margin	36.4%	45.6%

	Three months ended March 31,
	2023	2022
SG&A, GAAP	$86,340	$104,765
Stock-based compensation	(7,149)	(30,274)
Acquisition costs (a)	(1,706)	(20)
Certain professional fees (b)	(225)	(803)
Employer payroll related expense on employee equity incentive plan (c)	(56)	(1,246)
Adjusted SG&A	$77,204	$72,422
SG&A margin, GAAP	28.1%	32.6%
Adjusted SG&A Margin	25.1%	22.6%
(a)Reflects costs for certain professional fees and retention wage expenses related to certain acquisitions.
(b)Adjusts for certain transaction expenses, non-recurring legal expenses, and one-time professional fees.
(c)Excludes employer payroll related expense on employee equity incentive plan as these expenses are tied to the exercise or vesting of underlying equity awards and the price of our common stock at the time of vesting or exercise. As a result, these expenses may vary in any particular period independent of the financial and operating performance of our business.
(d)Adjusts for the income tax effects of the foregoing adjusted items.
(e)Excludes a gain, which was included within Other (expense) income, net in the condensed consolidated statements of loss and comprehensive loss for the first quarter of 2023, related to the mark to market adjustment on shares received in relation to the sale and settlement of trade receivables in 2022.

	Three months ended March 31,
	2023	2022
Net cash provided by (used in) operating activities	$33,047	$(6,095)
Purchase of property and equipment	(1,657)	(5,134)
Free Cash Flow	$31,390	$(11,229)